EXTENDED STAY AMERICA ANNOUNCES THIRD QUARTER 2018 RESULTS
-Net Income of $75.7 million for the third quarter
-Adjusted EBITDA1 of $173.7 million for the third quarter
-Comparable system-wide RevPAR grows 1.9% for the third quarter
-Announces hotel asset dispositions and increased hotel pipeline

CHARLOTTE, N.C. - October 31, 2018 (GlobeNewswire) - Extended Stay America, Inc. and ESH Hospitality, Inc. (NASDAQ:STAY) (together, the “Company”) today announced consolidated results for the three and nine months ended September 30, 2018.
Third quarter 2018 Highlights

•	Total revenues of $351.1 million

•	Comparable system-wide Revenue Per Available Room (“RevPAR”) grew 1.9% to $55.57

•	Adjusted EBITDA of $173.7 million

•	Adjusted Funds From Operations ("Adjusted FFO")[1] of $0.61 per diluted Paired Share, an increase of 7.5%

•	Adjusted Paired Share Income[1] of $0.39 per diluted Paired Share, an increase of 11.5%
Nine months 2018 Highlights

•	Total revenues of $985.3 million

•	Comparable system-wide RevPAR grew 2.3% to $52.35

•	Adjusted EBITDA of $473.2 million

•	Adjusted FFO of $1.60 per diluted Paired Share, an increase of 11.2%

•	Adjusted Paired Share Income of $0.94 per diluted Paired Share, an increase of 15.7%

Extended Stay America’s President and Chief Executive Officer, Jonathan Halkyard, commented, “We made strong progress on our growth strategy during the third quarter. In the last few months, we completed the sale of two portfolios totaling 32 hotels, each of which is now a franchise hotel.”
Mr. Halkyard continued, “Each of these transactions come with agreements to develop additional Extended Stay America hotels. Those commitments, combined with our on-balance sheet development progress and new franchise applications, grew our pipeline to 52 hotels, an increase of more than 50% during the quarter.”

Financial and Operating Results
Total revenues for the three months ended September 30, 2018 were $351.1 million, an increase of 0.1% over the same period in 2017. Revenue growth was driven by an increase in RevPAR and franchise and management fees, largely offset by hotel dispositions in 2017 and in 2018. Total room and other hotel revenues on a comparable Company-owned basis increased 2.3% for

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included in this release (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds from Operations ("FFO"), Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

the quarter. Total revenues for the first nine months of 2018 were $985.3 million, an increase of 0.5% over the same period in 2017. Total room and other hotel revenues on a comparable Company-owned basis increased 2.5% for the first nine months of 2018 compared to the same period in 2017.

Comparable system-wide RevPAR for the three months ended September 30, 2018 grew 1.9% over the same period in 2017 to $55.57, driven by an improvement in average daily rate (“ADR”) of 0.5% and a 110 basis point increase in occupancy. Comparable Company-owned RevPAR increased 2.0% during the quarter to $57.15. Total Company-owned RevPAR increased 2.7% during the quarter, reflecting the sales of non-core hotels and the increase in comparable Company-owned RevPAR. Comparable system-wide RevPAR for the first nine months of 2018 grew 2.3% over the same period in 2017.

Hotel Operating Margin1 for the three months ended September 30, 2018 was 55.5% compared to 57.2% in the same period in 2017. The decline in Hotel Operating Margin was driven primarily by an increase in payroll, reservation, marketing and maintenance expenses. Hotel Operating Margin for the first nine months of 2018 was 54.8% compared to 55.7% in the same period in 2017.

Net income for the three months ended September 30, 2018 was $75.7 million compared to $66.3 million in the same period in 2017, an increase of 14.3%. Net income in the third quarter was favorably impacted by decreases in our effective tax rate, depreciation, general and administrative expenses and a gain on asset dispositions. Income tax expense for the three months ended September 30, 2018 was $15.0 million compared to $20.3 million in the same period in 2017. Net income for the first nine months of 2018 was $172.4 million compared to $132.0 million in the same period in 2017, an increase of 30.5%.

Adjusted EBITDA for the three months ended September 30, 2018 was $173.7 million, a decline of 3.7% compared to the same period in 2017. The decline in Adjusted EBITDA was due primarily to asset dispositions in 2017 and 2018 resulting in lost contribution of approximately $5.7 million. Adjusted EBITDA excludes non-cash equity-based compensation expense of $1.8 million, a $3.5 million gain on asset dispositions and net expense of $1.5 million in other items. Adjusted EBITDA for the first nine months of 2018 was $473.2 million, a decline of 2.0% compared to the same period in 2017, due to asset dispositions in 2017 and 2018 resulting in lost contribution of approximately $13.9 million.

Adjusted FFO for the three months ended September 30, 2018 was $115.1 million compared to $109.3 million in the same period in 2017. The increase in Adjusted FFO was primarily due to a lower effective tax rate. Adjusted FFO per diluted Paired Share was $0.61 compared to $0.57 in the same period in 2017, an increase of 7.5%. Adjusted FFO for the first nine months of 2018 was $305.0 million compared to $279.9 million in the same period in 2017. Adjusted FFO per diluted Paired Share for the first nine months of 2018 was $1.60 compared to $1.44 in the same period in 2017, an increase of 11.2%. Adjusted FFO, a non-GAAP measure, represents funds from operations, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Adjusted Paired Share Income for the three months ended September 30, 2018 was $74.0 million, or $0.39 per diluted Paired Share, compared to $67.8 million, or $0.35 per diluted Paired Share, in the same period in 2017, an increase of 11.5% per diluted Paired Share. The increase in Adjusted Paired Share Income per diluted Paired Share was due to a lower effective tax rate, lower depreciation expense and a reduction in share count as a result of Paired Share repurchases. Adjusted Paired Share Income for the first nine months of 2018 was $177.8 million, or $0.94 per diluted Paired Share, compared to $156.8 million, or $0.81 per diluted Paired Share, in the same period in 2017, an increase of 15.7% per diluted Paired Share. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share.

Capital Expenditures
The Company invested $57.8 million in capital expenditures during the third quarter of 2018. This included approximately $22.4 million in capital expenditures for new hotel development and conversions. For the first nine months of 2018, the Company invested $147.5 million in capital expenditures.

Asset Dispositions and Acquisitions
The Company completed the sale of two portfolios totaling 32 hotels during the third quarter for gross proceeds of $124.6 million, including pre-paid franchise application and development fees. The Company expects to complete the sale of an additional portfolio of 14 hotels in November 2018, subject to customary due diligence. Each of these sold portfolios come with franchise agreements on all of the hotels sold and with agreements from the buyers to develop or convert at an additional five or more Extended Stay America hotels each, which we expect to be completed over the next several years.

In the third quarter of 2018, the Company purchased a new hotel under construction for approximately $12.3 million. That hotel is expected to open in early November 2018.

Hotel and Development Pipeline
As of September 30, 2018, the Company had a pipeline of 52 hotels representing approximately 6,500 rooms.

Company Owned Pipeline & Recently Opened Hotels as of September 30, 2018
Under Option		Pre-Development		Under Construction		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
8	992	8	1,016	2	231	18	2,239	1	115

Third Party Pipeline & Recently Opened Hotels as of September 30, 2018
Commitments		Applications		Executed		Total Pipeline		Opened YTD
# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms	# Hotels	# Rooms
27	3,348	6	744	1	124	34	4,216	0	0

Definitions
Under Option	Locations with a signed purchase and sale agreement
Pre-Development	Land purchased, permitting and/or site work
Under Construction	Hotel is under construction
Commitments	Signed commitment to build a certain number of hotels by a third-party
Applications	Third-party filed franchise application with deposit
Executed	Franchise application approved, various stages of pre-development and/or under construction

Distribution and Share Repurchases
On October 31, 2018, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc. declared cash distributions totaling $0.22 per Paired Share for the third quarter of 2018. The distributions are payable on November 29, 2018 to shareholders of record as of November 15, 2018.

During the third quarter of 2018, the Company repurchased 0.6 million Paired Shares for an aggregate purchase price of $11.7 million. For the first nine months of 2018, the Company repurchased 4.0 million Paired Shares for an aggregate purchase price of $79.7 million. As of market close on October 31, 2018, the Company had approximately $113.5 million in share repurchase authorization remaining.

2018 Outlook
The Company’s outlook for 2018 is updated as follows:

Full Year 2018	Updated Outlook		Previous Outlook
in millions, except % and # of hotels	Low	High	Low	High

# of hotels owned on 12/31/18	554		600
Total Revenues	$1,271	$1,277	$1,257	$1,279
Comparable system-wide RevPAR % Δ	1.75%	2.25%	1.0%	2.75%
Net income	$202	$209	$194	$208
Adjusted Paired Share Income/Paired Share	$1.10	$1.14	$1.07	$1.15
Adjusted EBITDA	$596	$603	$595	$610
Depreciation and amortization	$209	$209	$213	$213
Net interest expense	$128	$128	$130	$130
Effective tax rate	16.5%	17%	16.5%	17%
Capital expenditures	$215	$235	$205	$235
Expected capital returns	$260	$300	$260	$300
Our updated guidance reflects the sale of 32 hotels in the third quarter of 2018 as well as expected disposition of 14 hotels in the fourth quarter of 2018, which reflects lost contribution of approximately $4.5 million in the fourth quarter of 2018 for those 46 hotels. Our prior revenue guidance was for Company owned hotel revenue, while our updated revenue guidance for 2018 includes franchise and management revenues and 46 additional asset dispositions.

Webcast and Conference Call Details
The Company will host a conference call on Thursday, November 1, 2018 at 8:00 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until November 8, 2018, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13683749.
Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial statements and other disclosures prepared in accordance with U.S. GAAP.

Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America
Extended Stay America, Inc. (“ESA”) and its brand Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S with 626 hotels, with approximately twice as many rooms as its nearest competitor. ESA’s subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 567 hotels and approximately 62,700 rooms in the U.S. ESA also manages or franchises an additional 59 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts
Investors or Media:
Rob Ballew
(980) 345-1546
investorrelations@esa.com

EXTENDED STAY AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands, except per share data)
(unaudited)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2018	2017	% Variance		2018	2017	% Variance
			REVENUES:
$340,917	$345,089	(1.2)%	Room revenues	$958,075	$963,505	(0.6)%
5,943	5,777	2.9%	Other hotel revenues	16,710	16,715	(0.0)%
1,446	—	n/a	Franchise and management fees	3,493	—	n/a
348,306	350,866	(0.7)%		978,278	980,220	(0.2)%

2,770	—	n/a	Other revenues from franchised and managed properties	7,066	—	n/a

351,076	350,866	0.1%	Total revenues	985,344	980,220	0.5%

			OPERATING EXPENSES:
156,341	152,155	2.8%	Hotel operating expenses	443,025	442,726	0.1%
21,921	23,823	(8.0)%	General and administrative expenses	71,406	75,560	(5.5)%
52,138	57,314	(9.0)%	Depreciation and amortization	159,652	172,789	(7.6)%
—	—	n/a	Impairment of long-lived assets	43,600	20,357	114.2%

230,400	233,292	(1.2)%		717,683	711,432	0.9%

2,770	—	n/a	Other expenses from franchised and managed properties	7,066	—	n/a

233,170	233,292	(0.1)%	Total operating expenses	724,749	711,432	1.9%

3,517	—	n/a	GAIN (LOSS) ON SALE OF HOTEL PROPERTIES	41,599	(1,897)	2,292.9%

39	344	(88.7)%	OTHER INCOME	501	2,400	(79.1)%

121,462	117,918	3.0%	INCOME FROM OPERATIONS	302,695	269,291	12.4%

(251)	(278)	(9.7)%	OTHER NON-OPERATING (INCOME) EXPENSE	48	(426)	111.3%

31,007	31,651	(2.0)%	INTEREST EXPENSE, NET	95,072	96,958	(1.9)%

90,706	86,545	4.8%	INCOME BEFORE INCOME TAX EXPENSE	207,575	172,759	20.2%

15,014	20,295	(26.0)%	INCOME TAX EXPENSE	35,218	40,721	(13.5)%

75,692	66,250	14.3%	NET INCOME	172,357	132,038	30.5%

(3,790)	(12,374)	(69.4)%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(20,547)	(3,286)	525.3%

$71,902	$53,876	33.5%	NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC COMMON SHAREHOLDERS	$151,810	$128,752	17.9%

$0.38	$0.28		NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.80	$0.66

189,253	193,331		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	190,111	194,001

(1) Noncontrolling interests in Extended Stay America, Inc. include approximately 43% of ESH REIT's common equity as of September 30, 2018 and 2017.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
			(In thousands)
			(unaudited)

				September 30,	December 31,
				2018	2017
			Cash and cash equivalents	$370,355	$113,343
			Restricted cash	$16,286	$37,631
			Total assets	$4,032,572	$4,076,005
			Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,478,861	$2,541,901
			Total equity	$1,318,499	$1,345,847

			(2) Unamortized deferred financing costs and debt discounts totaled approximately $42.9 million and $49.0 million as of September 30, 2018 and December 31, 2017, respectively.

EXTENDED STAY AMERICA, INC.
KEY OPERATING METRICS

COMPARABLE SYSTEM-WIDE OPERATING METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

Three Months Ended						Nine Months Ended
September 30,						September 30,
2018		2017		Variance		2018		2017		Variance
625	(1)	625	(1)	—	Number of hotels (as of September 30)	625	(1)	625	(1)	—
68,780	(1)	68,780	(1)	—	Number of rooms (as of September 30)	68,780	(1)	68,780	(1)	—
80.1%	(1)	79.0%	(1)	110 bps	Comparable System-Wide occupancy	76.0%	(1)	76.2%	(1)	(20) bps
$69.35	(1)	$69.01	(1)	0.5%	Comparable System-Wide ADR	$68.85	(1)	$67.15	(1)	2.5%
$55.57	(1)	$54.55	(1)	1.9%	Comparable System-Wide RevPAR	$52.35	(1)	$51.16	(1)	2.3%

COMPARABLE COMPANY-OWNED OPERATING METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

Three Months Ended						Nine Months Ended
September 30,						September 30,
2018		2017		Variance		2018		2017		Variance
80.7%	(2)	79.6%	(2)	110 bps	Comparable Company-Owned occupancy	76.2%	(3)	76.4%	(3)	(20) bps
$70.84	(2)	$70.41	(2)	0.6%	Comparable Company-Owned ADR	$69.64	(3)	$67.83	(3)	2.7%
$57.15	(2)	$56.03	(2)	2.0%	Comparable Company-Owned RevPAR	$53.08	(3)	$51.82	(3)	2.4%

COMPANY-OWNED HOTEL OPERATING METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

Three Months Ended						Nine Months Ended
September 30,						September 30,
2018		2017		Variance		2018		2017		Variance
80.2%	(4)	79.0%	(4)	120 bps	Company-Owned occupancy	76.0%	(4)	76.1%	(4)	(10) bps
$69.85	(4)	$69.01	(4)	1.2%	Company-Owned ADR	$69.24	(4)	$67.15	(4)	3.1%
$56.02	(4)	$54.55	(4)	2.7%	Company-Owned RevPAR	$52.65	(4)	$51.13	(4)	3.0%

(1) Includes hotels owned, franchised and/or managed for the full three and nine month periods ended September 30, 2018 and 2017.
(2) Includes 566 hotels owned and operated by the Company for the full three month periods ended September 30, 2018 and 2017.

(3) Includes 598 hotels owned and operated by the Company for the six month periods ended June 30, 2018 and 2017, and 566 hotels owned and operated by the Company for the full three month periods ended September 30, 2018 and 2017.

(4) Operating metrics for the three and nine months ended September 30, 2018 and 2017 include the results of operations based on the Company's ownership and operation of hotels during the periods presented, which is summarized below:

Date	Number of Hotels (Sold) Acquired	Number of Rooms (Sold) Acquired	Number of Hotels Owned After Transaction	Number of Rooms After Transactions
Beginning of 2017	629	69,383
May 2017	(3)	(500)	626	68,883
May 2017	(1)	(103)	625	68,780
December 2017	(1)	(160)	624	68,620
February 2018	(25)	(2,430)	599	66,190
March 2018	(1)	(101)	598	66,089
May 2018	1	115	599	66,204
September 2018	(16)	(1,680)	583	64,524
September 2018	(16)	(1,776)	567	62,748

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands)
(Unaudited)

Three Months Ended				NIne Months Ended
September 30,				September 30,
2018	2017	Variance		2018	2017	Variance
$75,692	$66,250	14.3%	Net income	$172,357	$132,038	30.5%
15,014	20,295	(26.0)%	Income tax expense	35,218	40,721	(13.5)%
31,007	31,651	(2.0)%	Interest expense, net	95,072	96,958	(1.9)%
(251)	(278)	(9.7)%	Other non-operating (income) expense	48	(426)	111.3%
(39)	(344)	(88.7)%	Other income	(501)	(2,400)	(79.1)%
(3,517)	—	n/a	(Gain) loss on sale of hotel properties	(41,599)	1,897	2,292.9%
—	—	n/a	Impairment of long-lived assets	43,600	20,357	114.2%
52,138	57,314	(9.0)%	Depreciation and amortization	159,652	172,789	(7.6)%
21,921	23,823	(8.0)%	General and administrative expenses	71,406	75,560	(5.5)%
1,949	2,047	4.8%	Loss on disposal of assets (1)	2,617	8,065	(67.6)%
(1,446)	—	n/a	Franchise and management fees	(3,493)	—	n/a
$192,468	$200,758	(4.1)%	Hotel Operating Profit	$534,377	$545,559	(2.0)%

$340,917	$345,089	(1.2)%	Room revenues	$958,075	$963,505	(0.6)%
5,943	5,777	2.9%	Other hotel revenues	16,710	16,715	(0.0)%
$346,860	$350,866	(1.1)%	Total room and other hotel revenues	$974,785	$980,220	(0.6)%

55.5%	57.2%	(170) bps	Hotel Operating Margin	54.8%	55.7%	(90) bps

(1) Included in hotel operating expenses in the unaudited condensed consolidated statements of operations.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands)
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2018		2017			2018		2017
$75,692		$66,250		Net income	$172,357		$132,038
31,007		31,651		Interest expense, net	95,072		96,958
15,014		20,295		Income tax expense	35,218		40,721
52,138		57,314		Depreciation and amortization	159,652		172,789
173,851		175,510		EBITDA	462,299		442,506
1,811		2,720		Equity-based compensation	5,999		9,049
(251)	(1)	(278)	(1)	Other non-operating (income) expense	48	(1)	(426)	(1)
—		—		Impairment of long-lived assets	43,600		20,357
(3,517)		—		(Gain) on sale of hotel properties	(41,599)		1,897
1,783	(2)	2,314	(3)	Other expenses	2,831	(4)	9,333	(5)
$173,677		$180,266		Adjusted EBITDA	$473,178		$482,716

(1) Includes impact of foreign currency transaction gain/loss and gain/loss related to interest rate swap.

(2) Includes loss on disposal of assets of approximately $1.9 million and costs related to hotel acquisitions and dispositions.

(3) Includes loss on disposal of assets of approximately $2.1 million and costs related to hotel acquisitions, dispositions and secondary offerings.

(4) Includes loss on disposal of assets of approximately $2.6 million and costs related to hotel acquisitions and dispositions.

(5) Includes loss on disposal of assets of approximately $8.1 million and costs related to hotel acquisitions, dispositions and secondary offerings.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended			Nine Months Ended
September 30,			September 30,
2018	2017		2018	2017
$0.38	$0.28	Net income per Extended Stay America, Inc. common share - diluted	$0.80	$0.66
$71,902	$53,876	Net income attributable to Extended Stay America, Inc. common shareholders	$151,810	$128,752
3,786	12,370	Noncontrolling interests attributable to Class B common shares of ESH REIT	20,535	3,274
50,807	56,145	Real estate depreciation and amortization	155,788	169,327
—	—	Impairment of long-lived assets	43,600	20,357
(3,517)	—	(Gain) loss on sale of hotel properties	(41,599)	1,897
(7,897)	(13,138)	Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(26,502)	(44,835)
115,081	109,253	Funds From Operations	303,632	278,772
—	—	Debt modification and extinguishment costs	1,621	1,168
—	103	Loss on interest rate swap	—	356
—	(24)	Tax effect of adjustments to Funds From Operations	(274)	(354)
$115,081	$109,332	Adjusted Funds From Operations	$304,979	$279,942

$0.61	$0.57	Adjusted Funds From Operations per Paired Share- diluted	$1.60	$1.44

189,253	193,331	Weighted average Paired Shares outstanding – diluted	190,111	194,001

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(In thousands, except per share and per Paired Share data)
(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2018		2017			2018		2017
$0.38		$0.28		Net income per Extended Stay America, Inc. common share - diluted	$0.80		$0.66
$71,902		$53,876		Net income attributable to Extended Stay America, Inc. common shareholders	$151,810		$128,752
3,786		12,370		Noncontrolling interests attributable to Class B common shares of ESH REIT	20,535		3,274
75,688		66,246		Paired Share Income	172,345		132,026
—		—		Debt modification and extinguishment costs	1,621		1,168
(251)	(1)	(278)	(1)	Other non-operating (income) expense	48	(1)	(426)	(1)
—		—		Impairment of long-lived assets	43,600		20,357
(3,517)		—		(Gain) loss on sale of hotel properties	(41,599)		1,897
1,783	(2)	2,314	(3)	Other expenses	2,831	(4)	9,333	(5)
331		(477)		Tax effect of adjustments to Paired Share Income	(1,088)		(7,570)
$74,034		$67,805		Adjusted Paired Share Income	$177,758		$156,785

$0.39		$0.35		Adjusted Paired Share Income per Paired Share – diluted	$0.94		$0.81

189,253		193,331		Weighted average Paired Shares outstanding – diluted	190,111		194,001

(1) Includes impact of foreign currency transaction gain/loss and gain/loss related to interest rate swap.

(2) Includes loss on disposal of assets of approximately $1.9 million and costs related to hotel acquisitions and dispositions.

(3) Includes loss on disposal of assets of approximately $2.1 million and costs related to hotel acquisitions, dispositions and secondary offerings.

(4) Includes loss on disposal of assets of approximately $2.6 million and costs related to hotel acquisitions and dispositions.

(5) Includes loss on disposal of assets of approximately $8.1 million and costs related to hotel acquisitions, dispositions and secondary offerings.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME
AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE YEAR ENDING DECEMBER 31, 2018 (OUTLOOK)
(In thousands, except per share and per Paired Share data)
(Unaudited)

	Year Ending December 31, 2018
	(Outlook)
	Low		High
Net income per Extended Stay America, Inc. common share - diluted	$0.57		$0.59

Net income attributable to Extended Stay America, Inc. common shareholders	$107,654		$112,570
Noncontrolling interests attributable to Class B common shares of ESH REIT	94,187		96,332
Paired Share Income	201,841		208,902
Debt modification and extinguishment costs	1,621		1,621
Other non-operating expense	48	(1)	48	(1)
Impairment of long-lived assets	43,600		43,600
Gain on sale of hotel properties	(41,599)		(41,599)
Other expense	6,000	(2)	6,000	(2)
Tax effect of adjustments to Paired Share Income	(1,644)		(1,547)
Adjusted Paired Share Income	$209,867		$217,025

Adjusted Paired Share Income per Paired Share – diluted	$1.10		$1.14

Weighted average Paired Shares outstanding – diluted	190,111		190,111

(1) Includes impact of foreign currency transaction gain/loss.
(2) Includes loss on disposal of assets and other non-operating expenses, including costs related to hotel acquisitions and dispositions.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE YEAR ENDING DECEMBER 31, 2018 (OUTLOOK)
(In thousands)
(Unaudited)

	Year Ending December 31, 2018
	(Outlook)
	Low		High
Total revenues	$1,271,000		$1,277,000

Net income	$201,857		$208,918
Interest expense, net	128,000		128,000
Income tax expense	41,344		41,283
Depreciation and amortization	209,000		209,000
EBITDA	580,201		587,201
Equity-based compensation	7,750		7,750
Other non-operating expense	48	(1)	48	(1)
Impairment of long-lived assets	43,600		43,600
Gain on sale of hotel properties	(41,599)		(41,599)
Other expense	6,000	(2)	6,000	(2)
Adjusted EBITDA	$596,000		$603,000

(1) Includes foreign currency transaction loss.
(2) Includes loss on disposal of assets and other non-operating expenses, including costs related to hotel acquisitions and dispositions.